Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into to be effective as of April 10, 2015 (the “Effective Date”), by and between Green Energy Management Services Holdings, Inc., a Delaware corporation (the “Company”), and Barrett Capital Corporation, a New York corporation (the “Consultant”).

WHEREAS, the Company desires to retain the Consultant and its President, Barry P. Korn, as an independent consultant to provide certain services to the Company in connection with its transition into the legal cannabis business.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.       Engagement. (a) The Company hereby engages the Consultant on a non-exclusive basis, and the Consultant hereby accepts engagement as a consultant, to (i) provide certain services to the Company as an advisor as the Company’s Board of Directors (the “Board”) shall from time to time request from the Consultant (the “Advisory Services”) and (ii) assist the Company with obtaining one or more Financings (as defined below), on the terms and conditions set forth in this Agreement. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. In such capacity, the Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company. It is understood, however, that the Consultant will maintain his, her or its own business in addition to providing the Services (as defined below) to the Company.

In consideration of the Advisory Fee (as defined below), the Consultant shall cause its President, Barry P. Korn, to serve as a member of the Board, Interim Chairman of the Board, and Interim CEO and Acting CFO of the Company (such services, together with the Advisory Services, the “Services”). Mr. Korn hereby accepts such appointment and agrees to undertake the duties and responsibilities inherent in such positions and such other duties and responsibilities as the Board shall from time to time reasonably assign to Mr. Korn.

(b)       The parties and Mr. Korn agree that upon the written instructions of the Board or the Company’s designated individual instructing for Mr. Korn to resign from any of his offices or positions with the Company, Mr. Korn shall, and the Consultant shall cause Mr. Korn to, automatically resign from any such offices or positions on the effective date of such resignation, without the necessity of any actions by the Consultant or Mr. Korn. The Consultant understands and acknowledges that this Section 1(b) is a material inducement to the making of this Agreement and that if the Consultant or Mr. Korn violates the terms of this Section 1(b), the Company will be entitled to (i) stop paying any Fees due hereunder and (ii) pursue any legal and equitable remedies, including without limitation, the right to recover damages (including but not limited to any amounts paid and/or owing under this Agreement) and to seek injunctive relief.

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2.       Fees. As compensation for the Services hereunder, the Company shall pay the Consultant the following fees: (i) an advisory fee (the “Advisory Fee”) of (x) $5,000 per month which payment shall commence to accrue on the business day that is immediately after the date that the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission (the “Filing Date”), and shall be payable in accordance with the Company’s standard payroll practice (provided that the parties agree that on or before the Filing Date, the Company shall make a prepayment of $10,000 to the Consultant towards the monthly Advisory Fee), and (ii) warrants to purchase 1,000,000 common shares (the “Warrants”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at exercise price per share equal to the closing market price of the Common Stock on the date that this Agreement if fully executed. The Warrants shall be considered earned on the date that is ninety (90) days from the date of the execution of this Agreement; provided that if this Agreement is terminated by the Company prior thereto, the Consultant shall be entitled only to a pro-rata portion of the Warrants. In addition, the Company shall pay to the Consultant a success fee, in an amount to be agreed to by the parties (the “Success Fee”) based on the total amount of gross proceeds received by the Company from a funded Financing provided by a Funding Source (based on the amount of the Financing actually received by the Company at such time or a future time, as provided in Section 3 hereof) during the Term. Upon receipt of any Financing, including any additional Financing or increases to the amount of consummated Financing, from a Funding Source during the Term or two (2) years after the closing of such Financing, the Company and/or its affiliate shall pay the Success Fee to the Consultant in the amount to be agreed to by the parties. The Success Fee will be earned, due and payable to the Consultant upon the closing of any Financing and the Company’s actual receipt of the full proceeds of the Financing.

In connection with the acquisition of the Warrants, the Consultant hereby agrees to warranties, representations, covenants and acknowledgements set forth in Exhibit A hereto. Exhibit A shall be considered a part of this Agreement and Release and is incorporated herein.

“Affiliate” shall mean (i) any person or entity which now or at any time hereafter controls, is controlled by or is under common control with the Company or (ii) any successor entity, whether by merger, consolidation, acquisition or otherwise acquires all or substantially all of the assets of the Company. “Financing” shall mean any loan, indebtedness for borrowed money or investment, fully funded (or if a forward commitment, when such commitment is actually funded), whether unsecured or secured by the Company’s or its Affiliate’s collateral, or in any other entity which, directly or indirectly owns or controls all or any part of the collateral or any interest or estate therein. “Funding Source” shall mean any person or entity that is directly introduced by the Consultant or Mr. Korn to the Company that provides a Financing to the Company or its Affiliates; provided that if the Company had previously corresponded with the Funding Source or knew of the Funding Source, its representative(s) or the Funding Source’s existence, it shall not be considered a Funding Source for purposes of this Agreement; provided, further, that the Consultant or Mr. Korn or any of their affiliates shall not be considered a Funding Source and the Consultant and Mr. Korn shall not be entitled to any Success Fee or any other compensation from such financing. Any prospective Funding Sources shall be disclosed by the Consultant to the Company a reasonable time in advance prior to any commending any negotiations with such party; and the Consultant specifically agrees to exclude Sandy Spring Bank from the definition Funding Source.

3.       Confidentiality. The Consultant agrees that it is receiving the Confidential Information solely for the purpose of performing the Services hereunder and that it will not at any time during such evaluation or thereafter: (i) use any Confidential Information for any other purpose or (ii) discuss, disclose or otherwise transfer any Confidential Information to any person or entity, provided that the Consultant shall be permitted to discuss, distribute or otherwise transfer such Confidential Information to his, her or its employees, agents, counsel, advisors, professional consultants and accountants (collectively, the “Representatives”) who, in each such case, have a specific need to know such Confidential Information, and who have been advised of the terms of this Agreement, and the Consultant shall require them to be bound by terms substantially similar to those of this Agreement, prior to any disclosure of Confidential Information to any such persons, and such persons will use the Confidential Information solely for the purpose of performing the Services hereunder. The Consultant may disclose Confidential Information to the extent required by law, subpoena or other legal process, regulatory authority or court order; provided that in such event of compelled disclosure, the Consultant shall provide to the Company reasonable advance written notice of the requirement to disclose the Confidential Information and shall cooperate with the Company to limit such disclosure to the extent permitted.

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Any and all information about (or relating to) the existence and nature of the Potential Transactions, and any products, product plans, services, trade secrets and know-how, software, technology, business plans, creative designs and concepts, financial statements, projections, existing or proposed projects, suppliers, supplier lists, customers, customer lists, employees lists, markets, pricing, purchase records, sale records, identity of and dealings with clients, marketing, existing and future investments (direct and indirect), investment ideas, investment trading systems and models, algorithms, formulas, patterns and compilations of information, strategies, processes, methodologies or trade secrets, in each case, of any party or related to the Services, in whatever form, from whatever source and whenever such information is received by the Consultant, shall be deemed confidential and shall be collectively referred to in this Agreement as “Confidential Information”. Notwithstanding the foregoing, the term “Confidential Information” shall not include information which: (a) was in the Consultant’s possession prior to disclosure by the Consultant, (b) becomes publicly available without violation of this Agreement or by any fault of the Consultant or its Representatives, (c) becomes lawfully available from a third party, (d) is or has been independently developed by the Consultant without violation of the terms of this Agreement or reference or access to any Confidential Information, or (e) is approved for disclosure by written authorization of the Company.

4.       Independent Contractor Status. The Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on his, her or its behalf, nor will he, she or it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided.

5.       Termination. The term of this Agreement shall commence on April 6, 2015 and shall terminate at midnight Eastern Time on July 31, 2015 (the “Term”), unless extended on a month to month basis mutually by the parties in writing, or as otherwise agreed to by the parties. Notwithstanding the foregoing, the Company may terminate this Agreement at any time for any reason prior to the end of the Term by providing the Consultant 30 days’ prior written notice. Prior to the end of the Term, the Consultant shall not be able to terminate this Agreement for any reason, except as may be mutually agreed to by the parties.

6.       Cooperation; Non-Disclosure. The Company agrees to use its best efforts to work together with the Consultant as an advisor in connection with seeking any Financing from a Funding Source; provided that neither the Consultant nor Mr. Korn shall be entitled to any additional compensation in connection with such services other than as set forth in this Agreement. The Company agrees not to disclose or otherwise reveal to any third party the identity, address, telephone numbers, or email addresses of any entities or its representatives, introduced by the Consultant without its specific written permission or except as may be required by law.

8.        Arbitration; Governing Law. Any dispute arising under this Agreement shall be subject to binding arbitration by a single arbitrator reasonably agreed to by the parties, in accordance with its relevant industry rules, if any. The parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of New York. The arbitration shall be held in New York City, New York. The arbitrator shall have the authority to grant injunctive relief and specific performance to enforce the terms of this Agreement. Judgment on any award rendered by the arbitrator may be entered in any court of competent jurisdiction.

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9.       Attorney's Fees. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney's fees and costs.

10.      Indemnification. (a) The Company agrees to defend, indemnify and hold the Consultant harmless from and against any and all claims, demands, liabilities, damages and expenses, including, without limitation, reasonable attorney’s fees and reasonable out-of-pocket expenses, directly arising from any materially incorrect information supplied by the Company, the material and intentional breach of any representation or warranty by the Company set forth herein or any material information which the Company intentionally refuses to supply. The Consultant agrees to defend, indemnify and hold the Company harmless from and against any and all claims, demands, liabilities, damages and expenses, including, without limitation, reasonable attorney’s fees and reasonable out-of-pocket expenses, directly arising from any materially incorrect information supplied by the Consultant to any Funding Source (provided that such information didn’t come from the Company), the material and intentional breach of any representation or warranty by the Consultant set forth herein, any material information which the Consultant intentionally refuses to supply, or any orders, complaints or actions by any government entity relating to the claim of unlawful practice as a broker-dealer or finder by the Consultant or Mr. Korn in connection with this Agreement.

11.      Miscellaneous. (a) Each of the parties hereby warrants and represents to the other that, to such party’s actual knowledge: (a) such party has all requisite authority to execute, deliver and perform its obligations under this Agreement; (b) the Company is not subject to the jurisdiction of any bankruptcy, reorganization, conservatorship or probate proceeding; and (c) neither such party nor any person affiliated with such party has made any promise or representations to or agreements with the other party not contained herein which in any manner affect the parties rights and obligations under this Agreement.

(b)      The Consultant agrees not to express any statements, written or verbal, or cause or encourage others to make any derogatory or damaging statements, written or verbal, that in any way interfere with their existing or prospective business relationships, or defame or disparage the personal or business reputation, practices or conduct of the Company and any of its principals, clients, officers, employees, representative, agents and affiliates. The Consultant understands and acknowledges that this Section 11(b) is a material inducement to the making of this Agreement and that if it violates the terms of this Section 11(b), the Company will be entitled to pursue any legal and equitable remedies, including without limitation, the right to recover damages (including but not limited to any amounts paid and/or owing under this Agreement) and to seek injunctive relief.

(c)      If any term of this Agreement is found to be invalid, unenforceable or contrary to law, it shall be modified to the least extent necessary to make it enforceable, and the remaining portions of this Agreement will remain in full force and effect. Upon such determination that any term or other provision is invalid, unenforceable or contrary to law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

(d)      This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

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(e)      This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(f)      The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services contemplated hereby.

(g)      Each party shall be solely responsible for any and all of such party’s expenses incurred in connection with the preparation of, or performance under, this Agreement.

(h)      Neither the Consultant nor Mr. Korn shall use any of the Company’s (whether its own or licensed) names, trademarks, service marks, symbols or any abbreviations of the Company, without the prior written consent of the Company.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

By:	/s/ Dr. Robert Thomson
Name: Dr. Robert Thomson Title: Interim Chief Executive Officer

BARRETT CAPITAL CORPORATION

By:	/s/ Barry P. Korn
Name: Barry P. Korn Title: President

Solely with respect to Section 1:

/s/ Barry P. Korn
Barry P. Korn, as individual

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EXHIBIT A

Investor Warranties and Representations

You represent and warrant to the Company that, as of the date hereof and the time of such issuance, you (i) will acquire the Warrants and if exercised, the shares of Common Stock underlying the Warrants (the “Shares”), for investment for your own account and not with the view to, or for resale in connection with, any distribution thereof; (ii) understand and acknowledge that the Warrants and the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws, by reason of an exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws; (iii) do not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person with respect to any of the Shares; and (iv) understand that a limited market for the Common Stock now exists and that there may never be an active public market for the Shares.

You understand that on August 26, 2010, the Company ceased to be a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (i) is no longer a shell company; and (ii) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

You understand that the certificates or other instruments representing the Warrants and the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the applicable securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) you and your broker make the necessary representations and warranties to the Company’s transfer agent for such security that you have complied with the prospectus delivery requirements in connection with a sale transaction, provided the applicable securities are registered under the Securities Act, or (ii) prior to a sale transaction, in connection with which you provide the Company with an opinion of counsel satisfactory to the Company, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the applicable securities may be made without registration under the Securities Act.